UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) February 15, 2012

CORNING INCORPORATED

(Exact name of registrant as specified in its charter)

New York	1-3247	16-0393470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Riverfront Plaza, Corning, New York	14831
(Address of principal executive offices)	(Zip Code)

(607) 974-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

Press Release of Corning Incorporated (the “Company”) dated February 15, 2012 (the “Press Release”) relating to the Notes (defined below) is furnished herewith as Exhibit 99.1. The information in the attached Press Release is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and is not incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 8.01. Other Events

Corning Incorporated Notes Offering.

On February 15, 2012, the Company agreed to sell $250,000,000 aggregate principal amount of 4.70% Notes due 2037 (the “2037 Notes”) and $500,000,000 aggregate principal amount of 4.75% Notes due 2042 (the “2042 Notes” and, together with the 2037 Notes, the “Notes”) pursuant to an Underwriting Agreement (the “Underwriting Agreement”) and Pricing Agreement (the “Pricing Agreement”), each dated February 15, 2012, and each between the Company and J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein. The public offering price of the Notes was 99.864% of the principal amount of the 2037 Notes and 99.853% of the principal amount of the 2042 Notes. The Company expects to receive net proceeds from the sale of the Notes, after deducting underwriting discounts and estimated offering expenses, of approximately $742 million. The Company intends to use the net proceeds for general corporate purposes.

The Notes were offered and sold under the Company’s registration statement on Form S-3 (Registration No. 333-178248) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) on December 1, 2011 under the Securities Act. The Company has filed with the SEC a prospectus supplement, dated February 15, 2012, together with the accompanying prospectus, dated December 1, 2011, relating to the offer and sale of the Notes.

The closing of the sale of the Notes is scheduled to occur on February 21, 2012. The Notes will be issued pursuant to an Indenture (the “Indenture”) dated as of November 8, 2000, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to J.P. Morgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as Trustee, and an Officers’ Certificate of the Company to be delivered pursuant to Sections 201 and 301 of the Indenture.

The above description of the Underwriting Agreement, the Pricing Agreement, the Indenture, the Officers’ Certificate and the Notes is qualified in its entirety by reference to the Underwriting Agreement, the Pricing Agreement, the Indenture, the form of Officers’ Certificate and the forms of the Notes. Each of the Underwriting Agreement, the Pricing Agreement, the form Officers’ Certificate, the form of the 2037 Note and the form of the 2042 Note is filed as an Exhibit to this Current Report on Form 8-K. The Indenture was filed as an Exhibit to the Company’s Registration Statement on Form S-3 filed with the SEC on March 15, 2001.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

1.1	Underwriting Agreement dated February 15, 2012, among the Company and J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (excluding exhibits thereto).

1.2	Pricing Agreement dated February 15, 2012, among the Company and J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

4.1	Form of Officers’ Certificate of the Company to be delivered pursuant to Sections 201 and 301 of the Indenture dated as of November 8, 2000, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to J.P. Morgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as Trustee, relating to the Notes (excluding exhibits thereto).

4.2	Form of the 2037 Note.

4.3	Form of the 2042 Note.

5.1	Opinion of Vincent P. Hatton, Senior Vice President and General Counsel of the Company regarding the legality of the Notes.

23.1	Consent of Vincent P. Hatton (included in Exhibit 5.1)

99.1	Press Release dated February 15, 2012, issued by the Company relating to the Notes.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2012

CORNING INCORPORATED

By:	/s/ Denise A. Hauselt
Denise A. Hauselt
Vice President, Secretary, and
Assistant General Counsel